INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation of our report dated January 20, 1997 on the financial statements of qmed, Inc. and Subsidiaries as of November 30, 1997, 1996 and 1995 and for the years ended November 30, 1997, 1996 and 1995, which is included in the Annual Report on Form 10K of qmed, Inc. and Subsidiaries.

                                        /s/ Amper, Politziner & Mattia P.A.
                                        ----------------------------------------
                                        AMPER, POLITZINER & MATTIA P.A.


February 25, 1998

Edison, New Jersey